EXHIBIT 10.31

PUT PROMISSORY NOTE

$945,000December 27, 2000

New York, New York

 1. Promise to Pay Principal. FOR VALUE RECEIVED, MECHANICAL TECHNOLOGY INCORPORATED, a corporation organized under the laws of the state of New York (the "Payor"), hereby unconditionally promises to pay to the order of FIRST ALBANY COMPANIES INC., a corporation organized under the laws of the State of New York (the "Payee"), the principal sum of NINE HUNDRED FORTY FIVE THOUSAND DOLLARS ($945,000), or such lesser amount as shall equal the unpaid principal amount of this Note, on January 3, 2002.

2. Interest. The Payor hereby unconditionally promises to pay to the Payee interest on the unpaid principal amount of this Note for the period from and including the date of this Note to but excluding the date this Note is paid in full at the Prime Rate (as such term is defined below) as in effect from time to time. Notwithstanding the foregoing, the Payor hereby promises to pay to the Payee interest on any principal or interest payable by the Payor under this Note that shall not be paid in full when due, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to the lesser of (a) the Prime Rate plus 2% and (b) the highest interest rate then permitted by law (the "Post-Default Rate"). Accrued interest shall be due and payable (a) on January 3, 2002 and (b) upon the payment or prepayment of any principal of this Note (but only on the principal amount so paid or prepaid); provided that any interest accruing at the Post-Default Rate shall also be payable from time to time upon demand. Interest shall be compounded quarterly on each March 31, June 30, September 30 and December 31 (commencing with the first such date after the date of this Note). Interest payable under this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

 3. Amounts Owing. The Payee shall maintain records of the amounts owing under this Note, and such records shall, absent manifest error, be conclusive evidence of such amounts. Prior to any sale, assignment or transfer of this Note, each payment of principal theretofore made under this Note, together with each reduction in the principal amount of this Note effected under Paragraph 15 of this Note, shall be endorsed by the Payee on Annex A hereto (or any continuation of said Annex).

4. Manner of Payment. All payments of principal and interest to be made by the Payor under this Note shall be made in Dollars, in immediately available funds, by wire transfer to an account at a commercial bank located in New York, New York (which account shall be identified in a notice to the Payor), not later than 6:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Except as otherwise expressly provided in Paragrpah 15 of this Note, all amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Payor shall, at the time of making each payment under this Note, specify to the Payee the amounts payable by the Payor under this Note to which such payment is to be applied, in which case such payment shall be so applied (and in the event that the Payor fails to so specify, such payment shall be applied in such manner as is determined to be appropriate by the Payee).

5. Payments on Business Days. If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

6. Prepayments. At any time or from time to time, the Payor shall have the right to prepay all or any portion of the principal amount owing under this Note, provided that each prepayment shall be in a principal amount of not less than $100,000.

7. Right of Set-Off. The Payor agrees that, in addition to (and without limitation of) any right of set-off or counterclaim the Payee may otherwise have, the Payee shall be entitled, at its option, to offset amounts owing by the Payee to the Payor, in Dollars or in any other currency (regardless of whether such amounts are then due to the Payor), against any amount payable by the Payor to the Payee under this Note that is not paid when due; provided that nothing contained herein shall require the Payee to exercise any such right.

8. Representations and Warranties. The Payor hereby represents and warrants to the Payee as follows:

(a) No Breach. None of the execution and delivery of this Note, the making of the extension of credit evidenced hereby, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Payor is a party or by which the Payor is bound or to which the Payor is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

(b) Action; Execution and Delivery; Enforceability. The Payor has all necessary power and authority to execute, deliver and perform its obligations under this Note, and this Note has been duly and validly executed and delivered by the Payor and constitutes its legal, valid and binding obligation, enforceable against the Payor in accordance with its terms.

(c) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Payor of this Note or for the validity or enforceability hereof.

9. Certain Expenses. The Payor agrees to pay or reimburse the Payee for paying: (a) all costs and expenses of the Payee (including, without limitation, reasonable counsels' fees) in connection with any enforcement or collection proceedings hereunder; and (b) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Note or any other document referred to herein.

10. Default; Remedies; Expenses. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

(a) the Payor shall default in the payment of any Obligations when the same shall become due (whether at stated maturity or otherwise); or

(b) the Payor shall default in the payment when due of any principal of or interest on any of its other Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

(c) any representation, warranty or certification made or deemed made herein or in the Pledge Agreement by the Payor shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d) the Payor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(e) a proceeding or case shall be commenced, without the application or consent of the Payor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Payor or of all or any substantial part of its property or (iii) similar relief in respect of the Payor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 45 or more days; or an order for relief against the Payor shall be entered in an involuntary case under the Bankruptcy Code; or

(f) the liens created by the Pledge Agreement shall at any time not constitute a valid and perfected lien on the collateral intended to be covered thereby in favor of the Payee, free and clear of all other liens, or the Pledge Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Payor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (d) or (e) of this Paragraph 10, the Payee may, by notice to the Payor, declare the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by the Payor hereunder and under the Pledge Agreement to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor; and (2) in the case of the occurrence of an Event of Default referred to in clause (d) or (e) of this Paragraph 10, the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by the Payor hereunder and under the Pledge Agreement shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor.

11. Definitions. As used herein, the following terms shall have the following respective meanings:

"Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by KeyBank, from three Federal Funds brokers of recognized standing selected by KeyBank.

"Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; and (f) Indebtedness of others guaranteed by such Person.

"KeyBank" shall mean KeyBank National Association, a national banking association, and its successors.

"Obligations" shall mean all amounts owing under this Note (whether for principal, interest or any other amount) and all amounts owing to the Payee under the Pledge Agreement.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Pledge Agreement" shall mean the Put Pledge Agreement dated as of the date of this Note between the Payor and the Payee, as the same shall be amended, modified and supplemented and in effect from time to time.

"Prime Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by KeyBank in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

12. Waiver.

No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

13. Notices.

All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) to the Payor or the Payee, as applicable, at the "Address for Notices" specified below its name on the signature pages hereof or, as to either the Payor or the Payee, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14. Amendments; Successors; Assignments. This Note may not be amended except by an instrument in writing signed by each of the Payor and the Payee. This Note shall be binding upon and inure to the benefit of the Payor and the Payee and their respective successors and permitted assigns. The Payor shall not assign any of its rights or obligations under this Note without the prior consent of the Payee. The Payee may at any time and from time to time, without the consent of the Payor, assign all or any portion of its rights under this Note to one or more persons or entities, and, upon the Payee giving notice of such assignment to the Payor specifying the interest hereunder being assigned and the person or entity to which such interest is being assigned, each reference herein to the Payee shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Payee. The Payee shall be entitled to have this Note subdivided, by exchange of this Note for promissory notes of lesser denominations or otherwise, to the extent necessary to reflect any such assignment.

15. Equity Conversion Provisions. If, at any time prior to the date on which the outstanding principal amount of and accrued and unpaid interest on this Note is paid in full, the Payor effects one or more Qualified Rights Offerings, or issues additional Capital Stock in one or more Qualified Stock Offerings (each such event, an "Equity Event") then, with the consent of the Payor (which consent may be withheld by the Payor in its sole discretion), the Payee may apply all or a portion of the outstanding principal amount of and accrued and unpaid interest on this Note toward the purchase price of Equity Rights in such Qualified Rights Offering or toward the purchase price of Capital Stock in such Qualified Stock Offering (as the case may be) on and subject to the following terms:

(a) The Payee would participate in such Equity Event on a pari passu basis with the other participants therein and on economic terms identical to the economic terms on which such other participants are acquiring the related Equity Interests, except that the amount that would otherwise be payable in cash by the Payee to acquire such Equity Interests would be paid for by the Payee by means of a reduction in the outstanding principal amount of this Note and accrued and unpaid interest hereon.

(b) Each such reduction shall be applied first to reduce the amount of accrued and unpaid interest then owing on this Note and then to reduce the then outstanding principal amount of this Note (in each case determined as of the date on which such Equity Interests are issued in connection with such Equity Event).

As used in this Paragraph 15, the following terms shall have the following respective meanings:

"Equity Interests" shall mean Equity Rights issued in a Qualified Rights Offering and Capital Stock issued in a Qualified Stock Offering.

"Equity Rights" shall mean any rights to acquire any Capital Stock.

"Capital Stock" shall mean any capital stock of the Payor.

"Qualified Rights Offering" shall mean an offering by the Payor of Equity Rights after the date hereof.

"Qualified Stock Offering" shall mean an offering by the Payor of any Capital Stock after the date hereof, provided that such Capital Stock is offered in a registered public offering or private placement.

 16. Governing Law; Submission to Jurisdiction; Venue. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Payor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. The Payor irrevocably waives, to the fullest extent permitted by applicable law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

17. Waiver of Jury Trial.

EACH OF THE PAYOR AND THE PAYEE, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first above written.

MECHANICAL TECHNOLOGY INCORPORATED

By_s/Cynthia A. Scheuer______________________

Name: Cynthia A. Scheuer

Title: Vice President and Chief Financial Officer

Address for Notices:

Mechanical Technology Incorporated

30 South Pearl Street

Albany, New York 12205

Attention: Chief Financial Officer

Telephone No.: (518) 433-2170

Telecopier No.: (518) 433-2171

ACCEPTED AND AGREED:

FIRST ALBANY COMPANIES INC.

By_s/George M. McNamee______

Name: George M. McNamee

Title: Chairman and Co-Chief Executive Officer

Address for Notices

First Albany Companies Inc.

30 South Pearl Street

Albany, New York 12205

Attention: Chief Financial Officer

Telephone No.: (518) 447-8059

Telecopier No.: (518) 447-8068

ANNEX A

Amount of Date of Notation

Payment   Payment   Made By